SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Prospect Capital Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

PROSPECT CAPITAL CORPORATION
10 East 40th Street, 44th Floor
New York, New York 10016
(212) 448-0702

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Prospect Capital Corporation (NASDAQ:PSEC) originally held Friday, December 12, 2008 at 10:30 a.m. Eastern Standard Time at the offices of Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016; first adjourned until January 12, 2009 at 10:30 a.m. Eastern Standard Time at the offices of Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016; and then adjourned until Tuesday, January 20, 2009 at the offices of Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016; has been adjourned.  No business was transacted prior to the adjournment.  The Annual Meeting of Stockholders will resume at 10:30 a.m. Eastern Standard Time on Thursday, February 12, 2009 at the offices of Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016.  Management encourages stockholders to attend.